EXHIBIT 5.1

Opinion of Greenberg Traurig, LLP

June 3, 2005

CNL Hotels & Resorts, Inc.
450 South Orange Avenue
Orlando, FL 32801

Ladies and Gentlemen:

We have acted as counsel to CNL Hotels & Resorts, Inc., formerly known as CNL Hospitality Properties, Inc., a Maryland corporation (the “Company”), in connection with the filing by the Company of a Registration Statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), covering the offering of up to 5,000,000 shares (the “Shares”) of the Company’s common stock, $0.01 par value (the “Common Stock”), pursuant to the Company’s 2004 Omnibus Long-Term Incentive Plan (the “Plan”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with this opinion, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) the Plan, (iii) the Articles of Amendment and Restatement of the Company, as amended to date (the “Articles”), (iv) the Bylaws of the Company, as amended to date and (v) certain resolutions of the Board of Directors and stockholders of the Company relating to the Plan and the filing of the Registration Statement (collectively, the “Documents”).

In rendering the opinions set forth below, we have assumed without investigation the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all Documents submitted to us as originals, the conformity to authentic original documents of all Documents submitted to us as copies and the authenticity of the originals of such latter Documents and the veracity of the Documents. In making our examination of Documents executed or to be executed, we have assumed that the parties thereto, other than the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such Documents and the validity and binding effect thereof. As to questions of fact material to the opinions expressed herein, we have relied upon the representations and warranties of the Company made in the Documents.

Based on the foregoing examination, and subject to the qualifications and assumptions set forth herein, we are of the opinion that the Shares, when issued, delivered and paid for in accordance with the provisions of the Plan, will be validly issued, fully paid and non-assessable.

The opinion expressed above is limited to the General Corporation Law of the State of Maryland. Our opinion is rendered only with respect to laws, and the rules, regulations and orders thereunder which are currently in effect, with respect to the Documents as currently in effect. We express no opinion herein concerning any laws other than the General Corporation Law of the State of Maryland. We express no opinion with respect to any changes in law, facts or circumstances after the date of this opinion, except as expressly assumed or contemplated herein.

Our opinion is based on the following assumptions: (i) that the Company maintains an adequate number of authorized but unissued shares of Common Stock available for issuance under the Plan; (ii) that any Shares shall be issued pursuant to one or more valid resolutions of the Board of Directors of the Company, which resolutions shall authorize the issuance of such Shares (or any portion thereof), set the minimum price or value of consideration for the Shares to be issued or a formula for its determination and fairly describe any consideration other than money; and (iii) that no Shares will be issued as compensation to any officer or director of the Company that is also an officer or director of the Advisor (as that term is defined in the Articles).

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

                                                                                                          Very truly yours,

                                                                                                                                                                                  /s/ Greenberg Traurig, LLP
                                                                                                         Greenberg Traurig, LLP